SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): August 16, 2007


                          CANEUM, INC.
       (Exact Name of Registrant as Specified in Charter)


        NEVADA                 000-30874       33-0916900
State or Other Jurisdiction   (Commission    (IRS Employer
of Incorporation)             File Number)   Identification No.)


170 Newport Center Drive, Suite 210, Newport Beach, CA   92660
 (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:(949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [  ] Pre-commencement communications pursuant to Rule
          14d-2(b) under the Exchange Act

     [  ] Pre-commencement communications pursuant to Rule
          13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Appointment of Vice-President of Finance and Accounting

     Caneum, Inc. (the Company) appointed Gregory C. Henkel as Vice-President of Finance and Accounting. The Compensation Committee also approved a full-time at will employment agreement with him effective July 13, 2007 (the Employment Agreement). Pursuant to the terms of the Employment Agreement, Mr. Henkel will be responsible for overseeing finance and accounting.

     In addition to Mr. Henkel's base salary of $120,000, the Company's Compensation Committee approved the grant of 250,000 options, exercisable at $0.65 per share, pursuant to the Company's 2002 Stock Option Plan (the Plan) as a signing bonus subject to the following vesting requirements: Options will vest over a four year period with 12/48th vesting after the first year of employment and 1/48th vesting per month over the subsequent three-year period.

Item 9.01 Exhibit

99.1 Employment Agreement dated July 13, 2007 with Greg Henkel.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Caneum, Inc.

Date: August 22, 2007              By:/s/ Suki Mudan

                                   Suki Mudan, President